UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2012

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 716-2134

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On May 14, 2012, Park Sterling Corporation (“Park Sterling”) and Citizens South Banking Corporation (“Citizens South”) announced that they had entered into an Agreement and Plan of Merger dated as of May 13, 2012 (the “Merger Agreement”), pursuant to which Citizens South will merge with and into Park Sterling, with Park Sterling continuing as the surviving entity (the “Merger”). The Merger Agreement has been approved by the board of directors of each of Park Sterling and Citizens South. The completion of the Merger, which is currently anticipated to occur in the fourth quarter of 2012, is subject to certain closing conditions, including regulatory approval and approval by the holders of a majority of the outstanding shares of common stock of each of Park Sterling and Citizens South.

Also, on May 14, 2012, Park Sterling and Citizens South held a conference call concerning the Merger. A copy of the joint press release announcing the Merger and the slide package used in connection with the conference call are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Additional Information About the Merger and Where To Find It

In connection with the Merger, Park Sterling will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement of Park Sterling and Citizens South that also constitutes a prospectus of Park Sterling (the “Joint Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction. Investors are strongly urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed Merger when they become available and other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information regarding the proposed Merger.

A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Park Sterling and Citizens South, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed with the SEC may be obtained on the respective websites of Park Sterling and Citizens South at www.parksterlingbank.com and www.citizenssouth.com.

Participants in Solicitation

Park Sterling and Citizens South and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Park Sterling and Citizens South and other persons who may be deemed participants in this solicitation will be included in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction. Information about Park Sterling’s executive officers and directors can be found in Park Sterling’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed with the SEC on April 16, 2012. Information about Citizens South’s executive officers and directors can be found in Citizens South’s definitive proxy statement in connection with its 2012 Annual Meeting of Stockholders filed with the SEC on April 13, 2012. Free copies of these documents can be obtained from the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Joint press release of Park Sterling and Citizens South dated May 14, 2012
99.2	Slide package prepared for use in connection with conference call to be held on May 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2012

PARK STERLING CORPORATION

By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Joint press release of Park Sterling and Citizens South dated May 14, 2012
99.2	Slide package prepared for use in connection with conference call to be held on May 14, 2012